Exhibit 10.1
Warrant No. _____
LA JOLLA PHARMACEUTICAL COMPANY
COMMON STOCK WARRANT
     This certifies that                                         , or transferees or assigns(the “Holder”), for value received, is entitled to purchase from La Jolla Pharmaceutical Company (the “Company”), subject to the terms set forth below, a maximum of                                          fully-paid and nonassessable shares (subject to adjustment as provided herein) of the Company’s Common Stock, par value $0.01 per share, (the “Warrant Shares”) for cash at a price of $2.15 per share (the “Exercise Price”) (subject to adjustment as provided herein) at any time or from time to time on or after May 12, 2008 (the “Initial Exercise Date”) and up to and including 5:00 p.m. (New York City Time) on May 12, 2013 (the “Expiration Date”) upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Notice of Subscription attached hereto duly completed and signed and upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price is subject to adjustment as provided in Section 4 of this Warrant. This Warrant is issued subject to the following terms and conditions:
     1. Exercise, Issuance of Certificates. The Holder may exercise this Warrant at any time or from time to time on or after the Initial Exercise Date and on or prior to the Expiration Date, for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder, as that number may be adjusted pursuant to Section 4 of this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed and accompanied or preceded by a completed and executed Notice of Subscription, in the form attached hereto, and payment made for such Warrant Shares in accordance with the terms of this Warrant (such date, a “Date of Exercise”). Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised, but in any event not later than the third trading day following the Date of Exercise. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time (but in any event within ten (10) business days of surrender) a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase.
     2. Registration Statement; Cashless Exercise during Restrictive Period.
          2.1. Registration Statement. The Company covenants and agrees that it will use commercially reasonable efforts to maintain an effective registration statement covering the issuance of the Warrant Shares until the earliest of (i) the date this Warrant is exercised in full, (ii) the redemption of this Warrant pursuant to Section 5 hereof, (iii) the termination of this Warrant pursuant to Section 9 hereof and (iv) the Expiration Date.

          2.2. Cashless Exercise. If during the pendency of any “Restrictive Period” (as defined below) this Warrant is exercised, then the Warrant shall be exercised at such time only by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the closing price of the Company’s Common Stock (the “Common Stock”) on the business day immediately prior to the Exercise Date (the “Fair Market Value”);

(B) =	the Exercise Price of the Warrants, as adjusted in accordance with the term of this Warrant; and

(X) =	the number of Warrant Shares for which the Holder is then seeking to exercise this Warrant (but in no event a number of Warrant Shares in excess of that for which this Warrant is then exercisable).
     This Warrant may only be exercised as permitted under Sections 1 and 2; in no event will the Holder be entitled to cash settlement upon exercise of this Warrant.
          2.3. Company-Elected Conversion. The Company shall provide to the Holder prompt written notice of the commencement or termination of any Restrictive Period. For purposes of this Warrant, a “Restrictive Period” shall mean any time during which the Company shall be unable, due to the registration requirements of then-applicable federal or state securities laws, to issue and sell to the Holder Warrant Shares upon exercise of this Warrant because (a) the Securities and Exchange Commission (the “Commission”) has issued a stop order with respect to the Company’s Registration Statement on Form S-3 (File No. 333-145009) (or any subsequent registration statement filed with respect to the Warrant Shares) (the “Registration Statement”), (b) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (c) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently or (d) for any other reason. To the extent that a Restrictive Period commences after the Holder has exercised this Warrant in accordance with Section 1 and is continuing at the time when the Company would otherwise be obligated to deliver Warrant Shares to the Holder in accordance with this Warrant, the Company shall (i) if the Fair Market Value of the Warrant Shares is greater than the Exercise Price, provide written notice to the Holder that the Company will deliver that number of Warrant Shares to the Holder as should be delivered in a “cashless exercise” in accordance with Section 2.1, and return to the Holder all consideration paid to the Company in connection with the Holder’s attempted exercise of this Warrant pursuant to Section 1 (a “Company-Elected Conversion”), or (ii) at the election of the Holder to be given within five (5) days of receipt of notice of a Company-Elected Conversion, the Holder shall be entitled to rescind the previously submitted Notice of Exercise, in which event the Company shall return all consideration paid by Holder for such shares upon such rescission.
     3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Shares will, upon issuance and, if applicable, payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and non-assessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.
     4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.
          4.1. Subdivision or Combination of Stock. In the event the outstanding shares of the Company’s Common Stock shall be increased, by a stock dividend payable in Common Stock, stock split, subdivision, or other similar transaction occurring after the date hereof, into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased. Conversely, in the event the outstanding shares of the Company’s Common Stock shall be decreased by reverse stock split, combination, consolidation, or other similar transaction occurring after the date hereof into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.
          4.2. Reclassification. If any reclassification of the capital stock of the Company or any reorganization, consolidation, merger, or any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the business and/or assets of the Company (each, a “Reclassification Event”) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Company’s Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities, or other assets or property as would have been issuable or payable with respect to or in exchange for that number of outstanding shares of such Common Stock that would have been immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.
          4.3. Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares or change in the nature of the stock,

securities or other assets or property purchasable or receivable upon exercise of this Warrant, the Company shall give written notice thereof at the address of such Holder as shown on the books of the Company. The notice shall be prepared and signed by the Company’s Chief Executive Officer or Chief Financial Officer, shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, or the nature and extent of any other adjustment contemplated by this Warrant, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
     5. Redemption. Subject to the provisions of this Section 5, at any time after the Initial Exercise Date, if (i) the last reported sale price of the Common Stock on the principal stock exchange or quotation service on which the Common Stock trades is greater than 200% of the Exercise Price (as the same may be adjusted pursuant to Section 4 hereof) for at least ten (10) trading days during any consecutive thirty (30)-day period and (ii) the Company has fully honored, in accordance with the terms of this Warrant, all Notices of Subscription delivered prior to 5:00 p.m. (New York City time) on the Call Date (as defined below), then the Company may redeem this Warrant at a price of $1.00 (the “Redemption Price”). To exercise this right, the Company shall, not less than thirty (30) days prior to the Call Date, deliver to the Holder an irrevocable written notice (the “Call Notice”) informing the Holder that the Common Stock has traded at the required levels for the specified time periods and specifying the date on which the Company shall redeem this Warrant in accordance with this Section 5 (the “Call Date”). If the Warrant is not exercised on or before the Call Date, then this Warrant shall be cancelled at 5:00 p.m. (New York City time) on the Call Date, and the Company shall thereafter deliver the Redemption Price to such Holder at its address of record. The Company covenants and agrees that it will honor all Notices of Subscription with respect to Warrant Shares that are tendered from the time of delivery of the Call Notice through 5:00 p.m. (New York City time) on the Call Date. For the avoidance of doubt, the Company’s delivery to Holder of the Redemption Price of $1.00 shall be effective to redeem this Warrant in its entirety pursuant to this Section 5.
     6. Transfer. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.
     7. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent to receive notice as a stockholder of the Company on any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.
     8. Compliance with Securities Act. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant is being acquired for Holder’s own account and not for any other person or persons, for investment purposes and that it will not offer, sell, or otherwise dispose of this Warrant except under circumstances which will not result in a violation of the Securities Act of 1933 or any applicable state securities laws.

     9. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against whom enforcement of the same is sought.
     10. Notices. Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered by hand or messenger or shall be sent by certified mail, postage prepaid, or by overnight courier to each such Holder at its address as shown on the books of the Company or to the Company at its principal place of business or such other address as either may from time to time provide to the other. Each such notice or other communication shall be treated as effective or having been given: (i) when delivered if delivered personally, (ii) if sent by registered or certified mail, at the earlier of its receipt or three business days after the same has been registered or certified as aforesaid, (iii) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service, or (iv) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (New York City time) on a trading day at a facsimile number as either may from time to time provide to the other and a confirming copy of such notice is sent the same day by first class mail.
     11. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York (the “Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.
     12. Lost or Stolen Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the

Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.
     13. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Notice of Subscription is received by the Company.
     14. Acknowledgement. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in a form reasonably satisfactory to Holder, the continued validity of this Warrant and the Company’s obligations hereunder.
     15. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant (including all transferees or assigns of the initial Holder and any subsequent transferees or assigns), and shall be enforceable by any such Holder.
     16. Severability of Provisions. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
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     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized on this ___day of May 2008.

La Jolla Pharmaceutical Company, a Delaware corporation
By:
	Name:	Deidre Y. Gillespie, M.D.
	Title:	President and Chief Executive Officer

NOTICE OF SUBSCRIPTION
(To be signed only upon exercise of Warrant)
To: La Jolla Pharmaceutical Company
     The undersigned, the holder of the attached Common Stock Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                                         1 shares of Common Stock of La Jolla Pharmaceutical Company and either (check one):
                          makes payment of $                                         therefor; or
                          makes a “cashless exercise” as required by Section 2 of the Warrant.
     By its delivery of this Notice of Subscription, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Warrant to which this notice relates.
The undersigned requests that certificates for such shares be issued in the name of, and delivered to:
whose address is:
DATED:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Name:

Title:

[1]	Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for any stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

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